Exhibit 99.1

Janus International Appoints Anselm Wong as

Executive Vice President and Chief Financial Officer

Reaffirms Full Year 2022 Financial Guidance

TEMPLE, GA, June 21, 2022 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of cutting-edge access control technologies and building product solutions for the self-storage and other commercial and industrial sectors, today announced the appointment of Anselm Wong as Executive Vice President and CFO, effective July 1, 2022. He will report directly to CEO Ramey Jackson. Wong will bring his 25 years of experience in finance leadership and strategy roles to oversee Janus’s finance organization, including financial planning and analysis, accounting and reporting, internal audit, corporate development, and investor relations.

Mr. Wong has a proven track record for driving financial performance and positioning technologically advanced market leaders for long-term growth. He joins Janus from General Electric (NYSE: GE), where he served as CFO of GE Digital, contributing his strong experience across financial control and reporting, corporate strategy, and business transformation. He previously served as Vice President and Deputy CFO at Resideo Technologies (NYSE: REZI), where he was responsible for building a finance organization in connection with its spin-off from Honeywell International (NASDAQ: HON). Prior to that, he served in finance leadership roles at Honeywell for most of his career and held CFO positions for some of Honeywell’s largest business units.

Mr. Jackson stated, “Anselm is a strong leader with a history of producing outstanding results at complex multinational businesses. In addition to his deep financial acumen, his impressive background at technologically advanced industrial companies will be beneficial to many aspects of our expansion and development. This is an exciting time for our Company and I look forward to working with Anselm, along with the rest of the executive team, to continue building upon our sustainable, high-returns business centered on delivering premier solutions, effective technologies, and dependable service to our customers. We are excited for him to get started.”

Mr. Wong commented, “Janus is on a fantastic trajectory with a tremendous opportunity as the provider of choice for cutting-edge solutions in the self-storage, commercial, and industrial sectors. I am thrilled to join this outstanding leadership team and help execute on our strategic and financial goals to continue advancing our market-leading position as a world-class, global enterprise.”

Mr. Wong will succeed Scott Sannes. “We thank Scott for his dedication, hard work, and valuable contributions to our success over the past seven years,” concluded Mr. Jackson.

These changes are not the result of any matter relating to the Company’s accounting practices or financial statements.

Reaffirming Full Year 2022 Financial Guidance

Janus today also reaffirmed its financial guidance for the full year 2022, which it provided in connection with the announcement of its first quarter 2022 financial results on May 17, 2022.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn-key self-storage, commercial, and industrial building solutions, including roll-up and swing doors, hallway systems, re-locatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. locations and six locations internationally.

Forward Looking Statements

Certain statements in this communication, including the estimated guidance provided under “Reaffirming Full Year 2022 Financial Guidance” herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s positioning in the industry to strengthen its pipeline and deliver on its objectives, the anticipated positive impact of this appointment, and Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials and self-storage markets. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’s management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements.

In addition to factors previously disclosed in Janus’s reports filed with the United States Securities and Exchange Commission (“SEC”) and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; and (iii) the risk that the demand outlook for Janus’s products may not be as strong as anticipated.

There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward- looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Investor Contacts, Janus

John Rohlwing

Vice President, Investor Relations & FP&A, Janus International

Rodny Nacier / Dan Scott, ICR on behalf of Janus

IR@janusintl.com

(770) 562-6399

Media Contacts, Janus

Bethany Morehouse

Marketing Content Manager, Janus International

770-746-9576

Marketing@Janusintl.com

Jason Chudoba, ICR on behalf of Janus

Jason.Chudoba@ICRinc.com

Source: Janus International Group, Inc.